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                                                               Exhibit (h)(1)(c)

           Form of Amendment to Transfer Agency and Services Agreement

                            (dated December 5, 2002)

     This Amendment dated as of December 5, 2002, is entered into by FORWARD FUNDS, INC. (the "Fund") and PFPC, Inc. ("PFPC").

     WHEREAS, the Fund and PFPC (previously, Investor Services Group) have entered into a Transfer Agency and Services Agreement dated as of April 1, 1998 (the "Agreement"); and

     WHEREAS, the Fund and PFPC wish to amend the Agreement to add new investment portfolios of the Fund to Exhibit 1 of the Agreement;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     I. Exhibit 1 to the Agreement is hereby deleted in full and replaced with the attached Exhibit 1.

     II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                                      FORWARD FUNDS, INC.


                                                      By:
                                                          ----------------------


                                                      PFPC, INC.


                                                      By:
                                                          ----------------------

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                                    Exhibit 1

                               LIST OF PORTFOLIOS

                  Forward Hansberger International Growth Fund

                      Forward Hoover Small Cap Equity Fund

                          Forward Hoover Mini-Cap Fund

                   Forward Uniplan Real Estate Investment Fund

                            Sierra Club Balanced Fund

                             Sierra Club Stock Fund